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                                                                    Exhibit 99.1

PURINA MILLS, INC.


1401 South Hanley Road
St. Louis, MO  63144  USA
Tel (314) 768-4100; Fax (314) 768-4470


FOR IMMEDIATE RELEASE

                                                       Contact: Darrell D. Swank
                                                       Executive Vice President,
                                           Chief Financial Officer and Secretary
                                                              Purina Mills, Inc.
                                                                  (314) 768-4100

PURINA MILLS ANNOUNCES AMENDMENT TO STOCKHOLDER RIGHTS PLAN

St. Louis, MO--May 29, 2001--Purina Mills, Inc. (Nasdaq: PMIL) announced today that its Board of Directors has amended Purina Mills' stockholder rights agreement. The amendment extends the expiration date of the rights issued under the rights agreement from June 29, 2001 to June 29, 2002.

Purina Mills is America's largest producer and marketer of animal nutrition products. Based in St. Louis, Missouri, the Company has 49 plants and approximately 2300 employees nationwide. Purina Mills is permitted under a perpetual, royalty-free license agreement from Ralston Purina Company to use the trademarks "Purina" and the nine-square Checkerboard logo. Purina Mills is not affiliated with Ralston Purina Company, which distributes Purina Dog Chow brand and Purina Cat Chow brand pet foods.

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